UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (date of earliest event reported): August 5, 2015

Corium International, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36375	38-3230774
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

235 Constitution Drive, Menlo Park, California	94025
(Address of Principal Executive Offices)	(Zip Code)

(650) 298-8255
(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.             Entry into a Material Definitive Agreement.

On August 5, 2015, Corium International, Inc. (“Corium”) entered into an underwriting agreement (the “Underwriting Agreement”) with Jefferies LLC and Leerink Partners LLC, as representatives of several underwriters named on Schedule A thereto (the “Underwriters”), pursuant to which Corium agreed to issue and sell an aggregate of 4,000,000 shares of its common stock (the “Shares”) to the Underwriters (the “Offering”). The Shares will be sold at a per share public offering price of $13.00. Pursuant to the Underwriting Agreement, Corium also granted the Underwriters a 30-day option to purchase up to an additional 600,000 shares of its common stock. The Underwriting Agreement contains customary representations and warranties, conditions to closing, market standoff provisions, termination provisions and indemnification obligations, including for liabilities under the Securities Act of 1933, as amended. The Offering will be made pursuant to a shelf registration statement on Form S-3 (File No. 333-204025) that was filed by Corium with the Securities and Exchange Commission (“SEC”) on May 8, 2015 and declared effective by the SEC on May 21, 2015.

Corium estimates that net proceeds from the Offering will be approximately $48.7 million, after deducting underwriting discounts and commissions and estimated Offering expenses, and assuming no exercise of the Underwriters’ option to purchase additional shares. Corium intends to use the net proceeds from the Offering for general corporate purposes, which may include funding research and development, increasing its working capital, acquisitions or investments in businesses, products or technologies that are complementary to its own and capital expenditures. Corium expects the Offering to close on August 11, 2015, subject to customary closing conditions.

The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Underwriting Agreement. A copy of the Underwriting Agreement is filed with this Current Report on Form 8-K as Exhibit 1.1 and is incorporated herein by reference.

A copy of the opinion of Fenwick & West LLP, relating to the validity of the Shares in connection with the Offering, is filed with this Current Report on Form 8-K report as Exhibit 5.1.

Item 8.01.             Other Events.

On August 5, 2015, Corium issued a press release, announcing the pricing of the Offering. A copy of the press release is filed with this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description of Exhibit

1.1	Underwriting Agreement dated August 5, 2015

5.1	Opinion of Fenwick & West LLP

23.1	Consent of Fenwick & West LLP (contained in Exhibit 5.1)

99.1	Press release dated August 5, 2015

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995 and other federal securities laws. Any statements contained herein that do not describe historical facts, including, but not limited to, statements regarding the expected gross proceeds of the Offering, the anticipated use of proceeds of the Offering and the timing of completion of the Offering, are forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from those discussed in such forward-looking statements. Such risks and uncertainties include, among others, the risks identified in Corium’s filings with the SEC, including its Quarterly Report on Form 10-Q for the quarter ended June 30, 2015, filed with the SEC on July 30, 2015, the prospectus supplement related to the Offering, and subsequent filings with the SEC. Any of these risks and uncertainties could materially and adversely affect Corium’s results of operations, which would, in turn, have a significant and adverse impact on Corium’s stock price. Corium cautions you not to place undue reliance on any forward-looking statements, which speak only as of the date they are made. Corium undertakes no obligation to update publicly any forward-looking statements to reflect new information, events or circumstances after the date they were made or to reflect the occurrence of unanticipated events.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORIUM INTERNATIONAL, INC.

Date: August 5, 2015	By:	/s/ Peter D. Staple
Peter D. Staple Chief Executive Officer

INDEX TO EXHIBITS

Exhibit Number	Description of Exhibit

1.1	Underwriting Agreement dated August 5, 2015

5.1	Opinion of Fenwick & West LLP

23.1	Consent of Fenwick & West LLP (contained in Exhibit 5.1)

99.1	Press release dated August 5, 2015